Exhibit 99.3

DEJANA TRUCK & UTILITY

EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

(Unaudited)

Six Months Ended June 30, 2016 and 2015

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

CONTENTS

Financial Statements:

Combined Balance Sheets	1

Combined Statements of Operations and Comprehensive Income	2

Combined Statements of Shareholders’ and Members’ Equity	3

Combined Statements of Cash Flows	4

Notes to Combined Financial Statements	5 - 20

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,053,738	$18,516,518
Marketable securities	1,999,005	1,999,005
Accounts receivable, net of allowance for doubtful accounts of $477,020 and $477,090	16,443,499	19,710,665
Inventories	19,372,287	21,659,300
Truck chassis floor plan inventory	13,147,450	4,321,981
Prepaid expenses and other current assets	772,878	1,174,842
Total Current Assets	75,788,857	67,382,311
Property, Plant and Equipment - at cost, net of accumulated depreciation of $10,829,652 and $10,226,381	20,307,041	20,711,776
Other Assets	669,444	373,477
Deferred Costs, net of amortization of $5,357 and $4,643	4,643	5,357
Total Assets	$96,769,985	$88,472,921
LIABILITIES AND EQUITY
Current Liabilities:
Floor plan obligations	$13,147,450	$4,321,981
Current maturities of loan payable	—	120,000
Current maturities of equipment financing	213,684	210,341
Current maturities of mortgage notes payable	598,333	598,333
Accounts payable and accrued expenses	9,828,590	9,839,367
Payroll and sales tax payable	46,731	100,185
Current maturities of due to related parties	630,000	630,000
Total Current Liabilities	24,464,788	15,820,207
Long-term Liabilities:
Equipment financing, less current maturities	475,349	583,032
Mortgage notes payable, less current maturities	4,739,583	5,038,750
Due to related parties, less current maturities	920,000	920,000
Total Liabilities	30,599,720	22,361,989
Shareholders’ and Members’ Equity:
Common stock	2,311	2,311
Paid-in capital	11,712,074	11,712,074
Retained earnings and members’ capital	54,507,675	54,448,342
Accumulated other comprehensive loss - Unrealized loss on marketable securities	(995)	(995)
Due from shareholders/members	(50,800)	(50,800)
Total Shareholders’ and Members’ Equity	66,170,265	66,110,932
Total Liabilities and Shareholders’ and Members’ Equity	$96,769,985	$88,472,921

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

(Unaudited)

Six Months Ended June 30,	2016	2015
Net Sales	$75,160,620	$63,227,960

Cost of Sales	54,452,704	45,887,216

Gross Profit	20,707,916	17,340,744

Operating Expenses:
Selling and shipping expenses	2,775,601	2,402,305
General and administrative expenses	7,695,844	5,915,899

Total Operating Expenses	10,471,445	8,318,204

Income from Operations	10,236,471	9,022,540

Other Income (Expense):
Interest and dividend income	5,597	9,694
Interest expense	(256,015)	(224,875)
Rent and miscellaneous income	84,503	70,385

Total Other Income (Expense)	(165,915)	(144,796)

Income Before Provision for Income Taxes	10,070,556	8,877,744

Provision for Income Taxes	17,110	14,513

Net Income	10,053,446	8,863,231

Other Comprehensive Loss
Unrealized loss on marketable securities	—	(990)

Comprehensive Income	$10,053,446	$8,862,241

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED STATEMENTS OF SHAREHOLDERS’ AND MEMBERS’ EQUITY

(Unaudited)

			Retained		Accumulated
			Earnings	Due from	Other
	Common	Paid-In	and Members’	Shareholders/	Comprehensive
Six Months Ended June 30, 2016 and 2015	Stock	Capital	Capital	Members	Income (Loss)	Total

Balance - January 1, 2015	$2,311	$11,712,074	$40,695,543	$(50,800)	$(995)	$52,358,133

Comprehensive Income:
Net income	—	—	8,863,231	—	—	8,863,231
Other comprehensive loss	—	—	—	—	(990)	(990)

Total Comprehensive Income						8,862,241

Distributions to Shareholders/Members	—	—	(3,752,500)	—	—	(3,752,500)

Balance - June 30, 2015	$2,311	$11,712,074	$45,806,274	$(50,800)	$(1,985)	$57,467,874

Balance - January 1, 2016	$2,311	$11,712,074	$54,448,342	$(50,800)	$(995)	$66,110,932

Net Income	—	—	10,053,446	—	—	10,053,446

Distributions to Shareholders/Members	—	—	(9,994,113)	—	—	(9,994,113)

Balance - June 30, 2016	$2,311	$11,712,074	$54,507,675	$(50,800)	$(995)	$66,170,265

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

Six Months Ended June 30,	2016	2015
Cash Flows from Operating Activities:
Net income	$10,053,446	$8,863,231
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	736,656	634,590
(Gain) loss on sale of property and equipment	(10,555)	6,113
Provision for doubtful accounts	11,574	3,926
Changes in operating assets:
Accounts receivable	3,255,592	323,371
Inventories	2,287,013	(1,244,092)
Truck chassis floor plan inventory	(8,825,469)	2,788,938
Prepaid expenses and other current assets	401,964	(102,524)
Changes in operating liabilities:
Accounts payable and accrued expenses	(10,777)	(2,735,096)
Payroll and sales tax payable	(53,454)	(37,034)

Net Cash Provided by Operating Activities	7,845,990	8,501,423

Cash Flows from Investing Activities:
Purchase of property and equipment	(611,354)	(511,236)
Proceeds from sale of property and equipment	290,702	20,000
Premiums paid on key-employee life insurance	(60,000)	(60,000)
Increase in other assets	(235,967)	(11,200)

Net Cash Used in Investing Activities	(616,619)	(562,436)

Cash Flows from Financing Activities:
Floor plan obligations, net	$8,825,469	$(2,788,938)
Principal payments of loan payable	(120,000)	—
Principal payments of mortgage notes payable	(299,167)	(299,166)
Principal payments of equipment financing	(104,340)	(101,101)
Distributions to shareholders/members	(9,994,113)	(3,752,500)

Net Cash Used in Financing Activities	(1,692,151)	(6,941,705)

Net Increase in Cash and Cash Equivalents	5,537,220	997,282

Cash and Cash Equivalents - beginning of period	18,516,518	13,065,764

Cash and Cash Equivalents - end of period	$24,053,738	$14,063,046

Supplemental Disclosure of Cash Flow Information -
Cash paid during the period for:
Interest	$247,729	$232,732
Income taxes	17,110	14,513

The accompanying notes are an integral part of these statements.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1.	Nature of Business and Basis of Presentation

The combined financial statements include the accounts of the following entities, all of which are under common ownership and control (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated.

All information as of June 30, 2016 and for the six month periods ended June 30, 2016 and 2015 is unaudited.

Huntington Hills Service Center, Inc. (“HHSC”) - HHSC is a holding company which wholly owns Dejana Realty of Huntington, LLC and Dejana Truck and Utility Equipment Co. Inc.

Dejana Truck and Utility Equipment Co. Inc. (“Dejana Truck NY”) -Dejana Truck NY’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the New York metropolitan market.

Dejana Truck and Utility Equipment Co. of New England, Inc. (“Dejana Truck NE”) - Dejana Truck NE’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the New England markets.

Dejana Truck and Utility Equipment Co. of Mid-Atlantic, LLC (“Dejana Truck MD”) - Dejana Truck MD’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the Mid-Atlantic markets.

Dejana Truck Equipment of Greater Philadelphia, Inc. (“Dejana Truck GTR PA”) - Dejana Truck GTR PA’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), truck fleet maintenance and repairs, part sales and snow plow sales and installations to the New Jersey, Pennsylvania, and Philadelphia metropolitan markets.

Dejana Truck and Utility Equipment Co. of Pennsylvania, LLC (“Dejana Truck PA”) - Dejana Truck PA’s operations involve the installation of utility and truck equipment onto truck chassis (“upfitting”), specializing in the manufacture of specific custom builds for the utility cable industry.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Dejana Cargo and Van Body Equipment Company, Inc. (“Dejana Cargo”) - Dejana Cargo’s operations involve the manufacturing and installation of box truck equipment onto truck chassis (“upfitting”), sold mainly throughout the East Coast markets.

Dejana Cargo and Van Interiors, Inc. (“Dejana Transit”) - Dejana Transit’s operations involve performing the ship through modifications on Ford Motor Company’s Transit Connect vehicle. As a Ship Through Modifier, the Company supplies its proprietary commercial-floor conversion kits and installs accessory packages (“upfitting”) before placing the Transit Connect vehicles back into the Ford Transportation System for delivery to dealership customers throughout the United States and Canada.

Dejana Aerial Equipment Company, LLC (“Dejana Aerial”) - Dejana Aerial’s operations involve the installation of aerial equipment onto truck chassis (“upfitting”).

Dejana Equipment Leasing Inc. (“Dejana Leasing”) - Dejana Leasing leases various truck and utility equipment primarily to fleet customers. However, Dejana Leasing had no operations during the six months ended June 30, 2016 and 2015.

Dejana Realty Co. of New England, LLC (“Dejana Realty NE”) - Dejana Realty NE owns a plant and office facility in Smithfield, RI, which it leases to a third party (see Note 11).

Dejana Realty Co. of Baltimore, LLC (“Dejana Realty BA”) - Dejana Realty BA owns an office and plant facility located in Baltimore, MD, which it leases to Dejana Truck MD.

Dejana Realty Co. of New York, LLC (“Dejana Realty NY”) - Dejana Realty NY owns a rental residential building in Baltimore, MD. In May 2016, the building was sold for approximately $226,000, net of closing costs, recognizing a gain of approximately $40,000.

Dejana Realty Holdings, LLC (“Holdings”) - Holdings owns the office and plant facility, located in Kings Park, NY, which is leased to Dejana Truck NY.

Dejana Kenwood, LLC (“Dejana Kenwood”) - Dejana Kenwood owned a rental residential building in Baltimore City, MD. This property was sold in December 2010.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Dejana Realty of Maryland, LLC (“Dejana Realty MD”) - Dejana Realty MD owns an office and plant facility located in Baltimore, MD, which is leased to Dejana Cargo.

Dejana Eastbrook, LLC (“Dejana Eastbrook”) - Dejana Eastbrook owns a rental residential building in Baltimore, MD. In June 2016, the building was sold for approximately $65,000, net of closing costs, recognizing a loss of approximately $29,000.

Dejana Rosedale, LLC (“Dejana Rosedale”) - Dejana Rosedale owns commercial property located in Baltimore, MD, which is used by Dejana Cargo, Dejana Transit, and Dejana Truck MD.

Dejana Realty of Huntington, LLC (“Dejana Realty HT”) - Dejana Realty HT owns a commercial building in Huntington, NY, which it leases to Dejana Truck NY.

Dejana Realty of New Jersey, LLC (“Dejana Realty NJ”) - Dejana Realty NJ owns an office and plant facility in Cinnaminson, NJ, which it leases to Dejana Truck GTR PA.

Dejana Island Realty, LLC (“Dejana Island Realty”) - Dejana Island Realty owns a residential building in Suffolk County, NY.

Dejana Realty of Smithfield, RI, LLC (“Dejana Realty Smithfield”) - Dejana Realty Smithfield owns an office and plant facility located in Smithfield, RI, which it leases to Dejana Truck NE.

Dejana Realty of Kings Park, NY, LLC (“Dejana Realty Kings Park”) - Dejana Realty Kings Park owns land located in Kings Park, NY.

Dejana Realty of PA, LLC (“Dejana Realty PA”) - Dejana Realty PA purchased real property in August 2016. See Note 13.

2.	Summary of Significant Accounting Policies

Cash and cash equivalents - The Company considers cash and cash equivalents to include cash on hand, cash in various checking accounts at banks and investments in short term money market funds. The Company maintains cash and cash equivalents in various accounts, which at times may exceed federally insured limits.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Marketable securities - The Company accounts for its marketable securities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 320, “Investments - Debt and Equity Securities.” In accordance with the provisions of FASB ASC 320, the Company’s marketable securities are classified as available for sale and are reported at their fair value. Fair value of mutual funds is based on quoted prices in active markets (Level 1 of the fair value hierarchy established under FASB ASC 820, “Fair Value Measurement”).

Accounts receivable - Accounts receivable are reported in the balance sheet at their outstanding principal balance net of an estimated allowance for doubtful accounts. Sales terms usually provide for payment within 30 days from the completion of the “upfitting” process. An allowance for doubtful accounts is estimated based upon a review of outstanding receivables, historical collection information, and existing economic conditions. During the six months ended June 30, 2016 and 2015, bad debt expense of $11,574 and $3,926, respectively, was recognized and is reflected in general and administrative expenses. Accounts receivable are charged against the allowance when substantially all collection efforts cease. The Company’s sales arrangements generally do not provide for interest on past due amounts. Recoveries of accounts receivable previously charged off are recognized when received.

Inventories - Inventories are stated at the lower of cost, on a first-in, first-out basis, or market.

Property, plant and equipment - Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment is computed on the straight-line method over the estimated useful lives (three to forty years) of the related assets.

The Company reviews its property, plant and equipment and other long-lived assets for impairment when there are indications that the carrying amounts of these assets may not be recoverable. No impairment losses were recognized during the six months ended June 30, 2016 and 2015.

Deferred costs - Deferred costs, consisting of leasing commissions, are amortized using the straight-line method over the term of the respective lease.

Revenue recognition - Under the terms of the Company’s arrangements with its customers, title to and risk of loss for finished goods passes upon completion of the “upfitting” process. Accordingly, revenue is recognized upon completion of “upfitting.”

Service revenue from repairs and maintenance is recognized as the services are performed. Revenue from the sale of parts is recognized when the title and risk of loss transfers to the customer.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Sales tax - The Company collects sales tax from nonexempt customers, on certain sales transactions, and remits the entire amount to various states. The Company’s accounting policy is to exclude the tax collected and remitted to these states from revenue and cost of sales.

Comprehensive income - FASB ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes net income and other comprehensive income. Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Other comprehensive income for the six months ended June 30, 2016 and 2015 is presented in the combined statements of operations and comprehensive income.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the carrying amounts of assets and liabilities, disclosure of contingent assets and liabilities, as well as the revenue and expenses reported for the period. Significant estimates include the valuation of accounts receivable, inventories and long-lived assets. Actual results could differ from those estimates.

Fair value of financial instruments - FASB ASC 825, “Financial Instruments,” requires disclosure of the fair value of certain financial instruments in the Company’s financial statements. The Company estimates that the fair value of its cash and cash equivalents, accounts receivable, floor plan obligations and accounts payable and accrued expenses approximate their carrying amounts due to the short maturity of these instruments. The estimated fair value of the Company’s long-term liabilities approximates their carrying amounts based on interest rates currently available to the Company. The carrying amount of the Company’s marketable securities approximates their fair value.

Income taxes - HHSC and its subsidiary Dejana Truck NY, Dejana Truck NE, Dejana Truck GTR PA, Dejana Cargo, Dejana Transit, and Dejana Leasing have elected to be taxed under the Subchapter S provisions of the Internal Revenue Code and the applicable state statutes. Pursuant to applicable tax regulations, the taxable income and tax credits of an electing corporation are passed through directly to the shareholders. Accordingly, the entities do not provide for Federal and state income taxes. The Company has made provisions for applicable minimum state taxes.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Dejana Truck MD, Dejana Truck PA, Dejana Aerial, Holdings, Dejana Realty NE, Dejana Realty BA, Dejana Realty NY, Dejana Kenwood, Dejana Realty MD, Dejana Rosedale, Dejana Eastbrook, Dejana Realty HT, Dejana Realty NJ, Dejana Island Realty, Dejana Realty Smithfield, Dejana Realty Kings Park, and Dejana Realty PA are all single member LLC’s. Pursuant to provisions of the Internal Revenue Code, each item of income, gain, loss, deduction or credit is reportable by the member.

The Company follows the provisions pertaining to uncertain tax positions of FASB ASC 740, “Income Taxes,” and has determined that there are no material uncertain tax positions that require recognition or disclosure in the financial statements.

Swap transaction - FASB ASC 815, “Derivatives and Hedging,” establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the combined balance sheets at fair value. For a derivative designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income (loss) and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings.

The Company uses derivative instruments to manage exposure to interest rate risks. The Company’s objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the impacts of this exposure. The Company is a party to an interest rate swap transaction with a termination date of November 2019 and a notional amount of $475,000 as of June 30, 2016 and December 31, 2015. The swap hedges the variable rate on the long-term debt (see Note 10). Under the swap, the Company pays a fixed interest rate of 2.89% on the notional amount and receives a LIBOR-based floating rate. The notional amount of the swap transaction amortizes in amounts corresponding to the note payable. The fair value of the swap was a liability of approximately $5,000 and $2,000 as of June 30, 2016 and December 31, 2015, respectively. Accordingly, the Company has not recorded any asset or liability and has not recorded any comprehensive income or loss on the swap since the fair value of the swap is deemed insignificant.

Advertising - The Company expenses the costs of advertising as incurred, which totaled $429,673 and $396,140 for the six months ended June 30, 2016 and 2015, respectively.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Shipping and handling - Shipping and handling costs incurred during the six months ended June 30, 2016 and 2015 were $94,735 and $75,311, respectively, and are included as a component of selling and shipping expenses.

Subsequent events - The Company has evaluated events and transactions for potential recognition or disclosure through September 27, 2016, the date the financial statements were available to be issued.

3.	Marketable Securities	Marketable securities classified as available for sale at June 30, 2016 and December 31, 2015, consist of municipal bond funds as follows:

				June 30,	December 31,
				2016	2015

		Cost		$2,000,000	$2,000,000
		Unrealized holding losses		(995)	(995)

		Fair value		$1,999,005	$1,999,005

4.	Property, Plant and Equipment	Property, plant and equipment are summarized as follows:

			Estimated
			Useful
		Depreciation	Lives in	June 30,	December 31,
		Method	Years	2016	2015

Land		-	-	$4,934,906	$4,959,906
Construction in progress		-	-	429,007	64,020
Buildings and improvements		Straight line	7-40 years	16,569,586	16,887,657
Machinery and equipment		Straight line	3-7 years	5,700,036	5,523,416
Furniture and fixtures		Straight line	5-7 years	520,496	520,496
Autos and trucks		Straight line	5-7 years	2,982,662	2,982,662
				31,136,693	30,938,157
Less accumulated depreciation				10,829,652	10,226,381

Property, plant and equipment, net				$20,307,041	$20,711,776

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

5.	Inventories	Inventories consist of the following:

			June 30,	December 31,
			2016	2015

		Upfitting equipment, components and parts	$16,434,250	$18,472,710

		Work in process	2,938,037	3,186,590

			$19,372,287	$21,659,300

6.	Cash Surrender Value - Key Employee Life Insurance and Deferred Compensation Agreements

Life insurance policies have been purchased by the Company intended to fund the deferred compensation agreements for certain key employees. Total balance for cash surrender value for key employee life insurance is approximately $126,000 and $66,000 as of June 30, 2016 and December 31, 2015, respectively, and is included in Other Assets.

Deferred compensation agreements have been provided for certain key employees of the Company. Vesting is based on a cliff-vesting provision and occurs on the stated dates of retirement of the employees ranging from September 2023 to October 2036. The deferred compensation amount is due in a lump-sum and is based on the cash surrender value of the key-employee life insurance policy as of the date of retirement. No accruals for deferred compensation have been provided for as of June 30, 2016 and December 31, 2015, as management believes the liability to be immaterial.

7.	Warranty Costs

Estimated future warranty costs are accrued and charged to cost of sales in the period the related revenue is recognized.  Liability estimates are determined based on management’s judgment considering such factors as historical experience, the likely current cost of corrective action and manufacturer participation in sharing the cost of corrective action. Warranty reserve at June 30, 2016 and December 31, 2015 is $35,000 and $-0- , respectively.

8.	Related Party Transactions

At June 30, 2016 and December 31, 2015, the Company had a 5%, interest only, unsecured note payable to an officer of the Company in the amount of $920,000. Interest expense related to the note payable for each of the six month periods ended June 30, 2016 and 2015 amounted to $23,000. The note is due on demand but the parties have agreed the note will not be called before July 1, 2017.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

At June 30, 2016 and December 31, 2015, the Company had a 5%, interest only, unsecured note payable to a family trust established by an officer of the Company in the amount of $630,000. Interest expense related to the note payable for each of the six months ended June 30, 2016 and 2015 amounted to $15,750. The note is due on demand but the parties have agreed that the note would not be called before January 1, 2016.

9.	Shareholders’ Equity	The details of common stock and paid-in capital as of June 30, 2016 and December 31, 2015 are as follows:

	Common	Paid-in
	Stock	Capital

HHSC
No par value,
200 shares authorized,
200 shares issued	$2,000	$937,822

Dejana Truck NE
No par value,
200 shares authorized,
200 shares issued	100	174,102

Dejana Cargo
No par value,
1,000 shares authorized,
1,000 shares issued	100	9,318,146

Dejana Leasing
$.01 par value,
200 shares authorized,
100 shares issued	1	6,201

Dejana Truck GTR PA
No par value,
10 shares authorized,
10 shares issued	100	—

Dejana Transit
$1 par value,
10 shares authorized,
10 shares issued	10	1,275,803

	$2,311	$11,712,074

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

10.	Floor Plan Obligations, Equipment Financing and Mortgage Notes

Floor plan obligations - The Company has a floor plan note for up to $10,000,000. Upon bank approval, the Company may increase its $10,000,000 borrowing by an additional $3,000,000 for a total of $13,000,000. The current terms of the line of credit are contained in the sixth amendment dated June 30, 2016. The line of credit is set to expire on June 30, 2017. The floor plan agreement is similar to the bailment pool agreements as the Company receives truck chassis on upfitting service installations. The note bears interest at an adjusted LIBOR rate, which was 2.21% and 1.99% as of June 30, 2016 and December 31, 2015, respectively. Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo and Dejana Transit are obligated under the loan which is guaranteed by HHSC, Dejana Aerial, Dejana Leasing and Dejana Truck PA, and is collateralized by a security interest in the assets of Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo, and Dejana Transit. The obligation under the floor plan agreement as of June 30, 2016 and December 31, 2015 is $13,147,450 and $4,321,981, respectively. The bank acknowledged the excess over the limit as of June 30, 2016 and did not require amending the agreement due to the impending sale in July 2016 (see Note 13).

During the six months ended June 30, 2016 and 2015, the Company incurred approximately $85,000 and $53,000 in interest on the floor plan arrangements, respectively.

Letters of credit - In June 2014, Dejana Realty NJ obtained an irrevocable letter of credit issued by JP Morgan Chase for $14,554 with an original expiration date of June 14, 2015, and automatically extended for periods of one year, in favor of the Township of Cinnaminson, NJ (the “Township”). The Township required the letter of credit to ensure that the office and plant facility in Cinnaminson, NJ owned by Dejana Realty NJ is maintained free of defects. In November 2015, Dejana Realty NJ obtained an additional irrevocable letter of credit issued by JP Morgan Chase for $187,626 with an expiration date of November 10, 2017, in favor of the Township. The Township required the letter of credit as part of site improvements to be performed by Dejana Realty NJ.

Mortgage notes - On February 28, 2012, Dejana Realty NJ obtained an $825,000 mortgage loan, which was used to finance the purchase of property (with a carrying amount of approximately $3,222,000 at June 30, 2016) in Cinnaminson, NJ. The loan is payable over fifteen years in equal monthly principal installments of $4,583. The interest rate is 3.04% and the loan is secured by Dejana Realty NJ’s property. The loan is guaranteed by Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo, Dejana Transit and HHSC (collectively referred to as the “Guarantors”).

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY

SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

On February 28, 2012, Dejana Realty MD obtained a $2,475,000 mortgage loan, which was used to finance the construction of an office and plant facility in Smithfield, RI. The loan is payable over fifteen years in equal monthly principal installments of $13,750. The interest rate is 3.04% and the loan is secured by the property owned by Dejana Realty MD (with a carrying amount of approximately $2,129,000 at June 30, 2016). The loan is guaranteed by the Guarantors.

On March 20, 2013, Dejana Realty Smithfield obtained a $2,000,000 mortgage loan secured by a building owned by Dejana Realty Smithfield (with a carrying amount of approximately $5,002,000 at June 30, 2016). The loan bears interest at a rate of 3.17% per annum and is payable over fifteen years in equal monthly principal installments of $11,111, commencing April 20, 2013. On October 11, 2013, Dejana Realty Smithfield obtained an additional $1,500,000 mortgage loan, secured by the same building. The loan which bears a fixed rate of 3.24% is payable over ten years in equal monthly principal installments of $12,500. The loans are guaranteed by the Guarantors.

On October 31, 2014, Dejana Realty Kings Park obtained a $475,000 mortgage loan, which was used to finance the purchase of land next to the facility in Kings Park, NY. The loan is payable over five years in equal monthly principal installments of $7,917. The loan bears interest at LIBOR (0.45% at June 30, 2016) plus 1.50%. In conjunction with the mortgage loan, the Company effectively fixed the interest rate under a related swap agreement (see Note 2). The loan is secured by property owned by Dejana Realty Kings Park (with a carrying amount of approximately $1,033,000 at June 30, 2016) and is guaranteed by the Guarantors, Dejana Truck PA, Dejana Aerial, Dejana Leasing and a shareholder/member of the Company. The loan was paid off and the swap transaction was terminated in September 2016.

Interest incurred on the mortgage notes, included interest related to the swap agreement, for the six months ended June 30, 2016 and 2015 was $87,356 and $96,122, respectively.

Equipment financing - The Company has financed various equipment purchases as follows:

Effective May 29, 2014, Dejana Cargo is obligated pursuant to the terms of a $644,375 financing agreement for the purchase of equipment. The loan is payable in monthly installments of $11,602 including interest at 3.08%, secured by the equipment, and due in June 2019.

Effective September 17, 2014, Dejana Truck NY is obligated pursuant to the terms of a $260,566 financing agreement for the purchase of equipment. The loan is payable in monthly installments of $4,723 including interest at 3.35%, secured by the equipment, and due in October 2019.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

Effective October 29, 2014, Dejana Truck NY is obligated pursuant to the terms of a $110,219 financing agreement for the purchase of equipment.  The loan is payable in monthly installments of $1,988 including interest at 3.16%, secured by the equipment, and due in November 2019.

Effective October 29, 2014, Dejana Truck GTR PA is obligated pursuant to the terms of a $58,412 financing agreement for the purchase of equipment.  The loan is payable in monthly installments of $1,054 including interest at 3.17%, secured by the equipment, and due in November 2019.

	Interest incurred on the equipment financing loans for the six months ended June 30, 2016 and 2015 was $11,858 and $15,098, respectively.

	The equipment financing loans were paid off in July 2016 with the operating cash flows of the Company.

	Principal payment requirements - Principal payments on the mortgage notes and equipment financing are due as follows:

		Mortgage	Equipment
		Notes	Financing	Total
	Twelve months ending June 30,
	2017	$598,333	$213,684	$812,017
	2018	598,333	220,531	818,864
	2019	598,333	227,598	825,931
	2020	542,916	27,220	570,136
	2021	503,333	—	503,333
	Thereafter	2,496,668	—	2,496,668

		$5,337,916	$689,033	$6,026,949

11. Commitments and Contingencies	Operating leases, as lessee - The Company leases various facilities under long term operating leases.

	The minimum annual rentals are as follows:

	Twelve months ending June 30,
	2017			$143,000
	2018			36,000
	2019			36,000
	2020			36,000
	2021			36,000
	Thereafter			495,000

	Total			$782,000

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

		Rent expense for the six months ended June 30, 2016 and 2015 was approximately $185,000 and $103,000, respectively, and is primarily included in cost of sales. See Note 13.

Operating leases, as lessor - The Company leases a plant and office facility in Smithfield, RI to an unrelated party.  Minimum future rental income for the twelve months ending June 30 is summarized as follows:

		2017	$100,245
		2018	102,751
		2019	105,320
		2020	26,492

			$334,808

		Rental income for the six months ended June 30, 2016 and 2015 was $49,200 and $48,000, respectively.

Truck manufacturer bailment pool agreements - The Company receives, on consignment, truck chassis on which it performs upfitting service installations under “bailment pool” arrangements with major truck manufacturers.  The Company never receives title to the truck chassis.  The aggregate value of all bailment pool chassis on hand as of June 30, 2016 and December 31, 2015 is $32,242,043 and $21,469,494, respectively. The Company is responsible to the manufacturer for interest on chassis held for upfitting.  Interest rates vary depending on the number of days in the bailment pool.  As of June 30 2016, rates were based on prime (3.50% at June 30, 2016 and December 31, 2015) plus a margin ranging from 0% to 8%.

		During the six months ended June 30, 2016 and 2015, the Company incurred approximately $33,000 and $22,000 in interest on the bailment pool arrangement, respectively.

12.	Defined Contribution Retirement Plan

The Company maintains a 401(k) plan, which covers substantially all of its employees. Under the provisions of the plan, eligible employees may defer a percentage of their compensation subject to the Internal Revenue Service limits. The Company has elected to contribute an amount equal to the employee’s contributions up to a maximum of 4% of the employee’s eligible compensation. Matching contributions to the plan during the six months ended June 30, 2016 and 2015 approximated $157,000 and $135,000, respectively.

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

13.	Subsequent Events

In July 2016, pursuant to an Asset Purchase Agreement (the “Agreement”), the Company sold substantially all of the assets held by Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Truck PA, Dejana Cargo, Dejana Transit and Dejana Aerial (collectively, the “Operating Entities”) to an unrelated third party (the “Purchaser”) for a cash purchase price of $180 million, subject to working capital and other adjustments.  Of the $180 million cash purchase price, $18 million was deposited into an escrow account by the Purchaser to be disbursed upon satisfaction of certain terms outlined in the Agreement. As part of the Agreement, the Purchaser also assumed certain liabilities and contracts of the Operating Entities. In addition, the Agreement provides for potential earn out payments of up to $26 million, in the aggregate, contingent on the financial performance of the acquired business for each of the years ending December 31, 2016, 2017 and 2018.

Under the Agreement, substantially all long term operating leases, as lessee, were assigned and assumed by the Purchaser except for the long term operating lease to Dejana Truck NY which was sub-leased to the Purchaser in July 2016 (see Note 11 and see below). The Company was not released by the lessors from its obligations under any of the leases assumed by the Purchaser.

Prior to the sale transaction, the annual rentals relating to the intercompany leases for office and plant facilities that were leased to Dejana Truck NY, Dejana Truck NE, Dejana Truck MD, Dejana Truck GTR PA, Dejana Cargo and Dejana Transit, as described in Note 1, were eliminated in combination. The future minimum annual rentals associated with these leases approximated $7,005,000.

		In connection with the sale transaction, these lease agreements were terminated and the Company executed new lease agreements in July 2016 with the Purchaser.

		Future minimum rental income based on the new lease and sub-lease agreements is as follows:

		Twelve months ending June 30,

			Lease Agreements	Sub-lease Agreement	Total
		2017	$1,585,500	$36,000	$1,621,500
		2018	1,585,500	36,000	1,621,500
		2019	1,585,500	36,000	1,621,500
		2020	1,585,500	36,000	1,621,500
		2021	1,585,500	36,000	1,621,500
		Thereafter	7,927,500	495,000	8,422,500

			$15,855,000	$675,000	$16,530,000

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma balance sheet of the Company as of June 30, 2016 has been prepared by management after giving effect to the Company’s sale of substantially all of the assets held by the Operating Entities and the assumption by the Purchaser of certain related liabilities, repayment of the equipment financing loans as described in Note 10, collections and repayments of the Company’s intercompany receivables and payables and the distribution of the remaining operating cash flows of the Operating Entities, had the transactions occurred on June 30, 2016. The pro forma financial information should be read in conjunction with historical financial information and is not necessarily indicative of the balance sheet at June 30, 2016 had the above mentioned transactions actually occurred at that date.

UNAUDITED PROFORMA FINANCIAL INFORMATION

Dejana Truck & Utility Equipment Company Subsidiaries and Affiliates

BALANCE SHEET

June 30,	2016

ASSETS

Current Assets:
Cash and cash equivalents	$7,846,142
Marketable securities	1,999,005
Prepaid expenses and other current assets	35,927

Total Current Assets	9,881,074

Property, Plant and Equipment - net	15,600,817

Sales Proceeds Held in Escrow	18,000,000

Other Assets	235,000

Deferred Costs - net of amortization	4,643

Total Assets	$43,721,534

DEJANA TRUCK & UTILITY EQUIPMENT COMPANY
SUBSIDIARIES AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

LIABILITIES AND EQUITY

Current Liabilities:
Current maturities of mortgage notes payable	$598,333
Accounts payable and accrued expenses	1,000

Total Current Liabilities	599,333

Mortgage Notes Payable, less current maturities	4,739,583

Due to Related Parties	920,000

Total Liabilities	6,258,916

Shareholders’ and Members’ Equity:
Common stock	2,000
Paid-in capital	937,823
* Retained earnings and members’ capital	36,574,090
Accumulated other comprehensive loss	(995)
Due from shareholders/members	(50,300)

Total Shareholders’ and Members’ Equity	37,462,618

Total Liabilities and Shareholders’ and Members’ Equity	$43,721,534

* Net of approximately $162,000,000 of sale proceeds distributed to the shareholders/members of the Company.

On August 12, 2016, the Company acquired real property in Pennsylvania for a purchase price of approximately $2,300,000, through Dejana Realty PA to be leased to the Purchaser.